CONFORMED 33 OF 50

FIFTH SUPPLEMENTAL INDENTURE

KANSAS CITY POWER & LIGHT COMPANY

UNITED MISSOURI BANK, N.A.

DATED AS OF SEPTEMBER 1, 1992

CREATING A MORTGAGE BOND
SERIES 1992

SUPPLEMENTAL TO GENERAL MORTGAGE INDENTURE AND
DEED OF TRUST DATED AS OF DECEMBER 1, 1986

FIFTH SUPPLEMENTAL INDENTURE, dated as of September 1, 1992, between KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation ("Company"), and UNITED MISSOURI BANK, N.A. (formerly United Missouri Bank of Kansas City, N.A.), as Trustee ("Trustee") under the Indenture hereinafter mentioned.

WHEREAS, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Indenture;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a General Mortgage Indenture and Deed of Trust ("Indenture"), dated as of December 1, 1986, to secure Mortgage Bonds issued by the Company pursuant to the Indenture, unlimited in aggregate principal amount except as therein otherwise provided.

WHEREAS, the Company has heretofore executed and delivered to the Trustee, a First Supplemental Indenture, dated as of December 1, 1986, creating a first series of Mortgage Bonds;

WHEREAS, the Company has heretofore executed and delivered to the Trustee, a Second Supplemental Indenture, dated as of April 1, 1988, creating a second series of Mortgage Bonds;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Third Supplemental Indenture, dated as of April 1, 1991, creating a third series of Mortgage Bonds;

WHEREAS, the Company has heretofore executed and delivered to the Trustee a Fourth Supplemental Indenture, dated as of February 15, 1992, creating a fourth series of Mortgage Bonds;

WHEREAS, the Company desires in and by this Supplemental Indenture to create a fifth series of Mortgage Bonds to be issued under the Indenture, to designate such series, to set forth the maturity date, interest rate and the form and other terms of such Mortgage Bonds;

WHEREAS, all acts and things necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby

acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:

DESCRIPTION OF CERTAIN PROPERTY SUBJECT
TO THE LIEN OF THE INDENTURE

The Company hereby confirms unto the Trustee, and records the description of the property described in Schedule A attached and expressly made a part hereof, which property is subject to the lien of the Indenture in all respects as if originally described herein.

ARTICLE I.

MORTGAGE BOND, SERIES 1992

SECTION 1. (a) There is hereby created a fifth series of Mortgage Bonds to consist of one Mortgage Bond issued under and secured by the Indenture, to be designed as "Mortgage Bond, Series 1992" of the Company ("Bond of the Fifth Series").

(b) The Bond of the Fifth Series shall be issued in the principal amount of $31,000,000, but the principal amount of the Bond of the Fifth Series actually outstanding as of any particular time shall be equal to the principal amount of securities titled "State Environmental Improvement and Energy Resources Authority of the State of Missouri Environmental Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 1992" ("Revenue Bonds") which at such particular time are outstanding under the Indenture dated as of September 1, 1992, ("Revenue Bond Indenture"), between the State Environmental Improvement and Energy Resources Authority of the State of Missouri and The First National Bank of Chicago, as trustee ("Revenue Bond Trustee").

(c) The Bond of Fifth Series shall be a registered Bond without coupons and shall be dated September 15, 1992. The Bond of Fifth Series shall mature July 1, 2017, subject to prior redemption pursuant to Section 3.

(d) Interest will accrue on the unpaid portion of the principal of the Bond of Fifth Series from the last date to which interest was paid, or if no interest has been paid from the date of the original issuance of the Bond of Fifth Series until the entire principal amount of the Bond of Fifth Series is paid. The Bond of Fifth Series shall bear interest at the rate per annum born by the Revenue Bonds as provided for in Section 2.02 of the Revenue Bond Indenture and in the Revenue Bonds and interest shall be paid on the date or dates on which, and at the same place or places as, interest is payable on the Revenue Bonds.

(e) The payment or payments of principal of the Bond of Fifth Series shall be equal to the principal amount of, and any premium on, the Revenue Bonds which is due and payable under the Revenue Bond Indenture and shall be payable on the date or dates on which, and at the same place or places as, the principal of, and any premium on such Revenue Bonds.

(f) The Mortgage Bond shall be subject to redemption at the same times and in the same amounts as the Revenue Bonds.

(g) The principal amount of and interest on the Bond of Fifth Series shall be payable in lawful money of the United States of America.

SECTION 2. At such time or times as the Revenue Bond Trustee shall deliver a certificate signed by a Responsible Officer, as defined by the Revenue Bond Indenture stating that all or a portion of the principal amount of the Revenue Bonds have been redeemed or otherwise deemed to have been paid, the principal amount of the Bond of Fifth Series shall be reduced by such specific principal amount, and such specific principal amount shall be deemed for all purposes of the Indenture, including Article IV and Article XI of the Indenture, to be Retired Bonds.

SECTION 3. If the Revenue Bonds, shall become immediately due and payable, pursuant to the provisions of the first paragraph of Section 8.02 of the Revenue Bond Indenture (by reason of the occurrence and continuance of an "Event of Default" under paragraph (a), (b) or (c) of Section 8.01 of the Revenue Bond Indenture), the Bond of the Fifth Series shall be subject to redemption in whole. The Trustee shall redeem the Bond of the Fifth Series upon receipt of a written notice (hereinafter referred to as the "Notice") from the Revenue Bond Trustee stating that the Revenue Bonds have become immediately due and payable. The Notice shall direct the Trustee to call the Bond of the Fifth Series for redemption. No notice of redemption of the Bond of the Fifth Series shall be required in connection with such redemption and the Notice shall also contain a waiver by the Revenue Bond Trustee, as holder of the Bond of the Fifth Series of any notice of redemption as may be required under Article IX of the Indenture. The Bond of the Fifth Series shall be redeemed in whole immediately upon the receipt by the Trustee of such Notice. The Trustee may conclusively presume the statements contained in the Notice to be correct. Any such redemption of Bond of the Fifth Series shall be at a redemption price equal to the principal amount of the Bond of the Fifth Series together with accrued interest to the redemption date, and such amount shall become and be due and payable immediately. The Company hereby covenants that, if a Notice shall be delivered to the Trustee, the Company will deposit immediately with the Trustee, in accordance with Article IX of the Indenture, an amount in cash sufficient to redeem the Bond of the Fifth Series so called for redemption.

SECTION 4. The Bond of Fifth Series is not transferable except to a successor Revenue Bond Trustee under the Revenue Bond Indenture.

SECTION 5. (a) The Bond of Fifth Series shall be pledged by the Company with and delivered to the Revenue Bond Trustee to secure payment of the principal of, premium, if any, and interest on the Revenue Bonds for the benefit of the owners and beneficial owners from time to time of the Revenue Bonds.

(b) The obligation of the Company to make any payment of the principal of or any premium or interest on the Bond of Fifth Series shall be fully or partially, as the case may be, paid, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of and any premium or interest on the Revenue

Bonds shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged.

(c) The Trustee shall conclusively presume that the obligation of the Company to make payments of the principal of or any premium or interest on the Bond of Fifth Series shall have been fully paid, deemed to have been paid or otherwise satisfied and discharged when due unless and until the Trustee shall have received written notice from the Revenue Bond Trustee, signed by a Responsible Officer (as defined in the Revenue Bond Indenture), stating that the payments of principal of and premium or interest on the Revenue Bonds specified in such notice were not fully paid, deemed to have been paid or otherwise satisfied and discharged when due and remain unpaid at the date of such notice.

SECTION 6. The form of the Bond of Fifth Series shall be substantially as follows:

(FORM OF BOND OF FIFTH SERIES)

KANSAS CITY POWER & LIGHT COMPANY

MORTGAGE BOND, SERIES 1992

$31,000,000

Bond Number R-1

Kansas City Power & Light Company, a Missouri corporation ("Company"), for value received, hereby promises to pay to The First National Bank of Chicago as Trustee under the Indenture dated as of September 1, 1992, between the State Environmental Improvement and Energy Resources Authority of the State of Missouri, and such Trustee ("Revenue Bond Indenture"), or the successor Trustee under the Revenue Bond Indenture, the sum of $31,000,000, or, if less, the aggregate unpaid principal amount of all State Environmental Improvement and Energy Resources Authority of the State of Missouri Environmental Improvement Revenue Refunding Bonds (Kansas City Power & Light Company Project) Series 1992 ("Revenue Bonds") outstanding under the Revenue Bond Indenture. The payment of principal, premium, or interest on the Bond shall be equal to the principal amount of, any premium on, and interest due on the Revenue Bonds as set forth in the Revenue Indenture. The principal of and any premium or interest on this Bond of Fifth Series are payable in lawful money of the United States of America.

THIS BOND OF FIFTH SERIES IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE UNDER THE REVENUE BOND INDENTURE.

The obligation of the Company to make any payment of the principal of or any premium or interest on this Bond of Fifth Series shall be fully or partially, as the case may be, paid, deemed to have been paid or otherwise satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of and any premium or interest on the Revenue Bonds shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged.

This Bond of Fifth Series is one, of the series hereinafter specified, of the bonds of the Company ("Bonds") known as its "Mortgage Bonds," issued and to be issued in one or more series under and secured by a General Mortgage Indenture and Deed of Trust dated as of December 1, 1986 ("Indenture"), duly executed by the Company to United Missouri Bank, N.A., (formerly United Missouri Bank of Kansas City, N.A.) Trustee ("Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which the Bonds are, and are to be, issued and secured, and the rights of the owners of the Bonds and of the Trustee in respect of such security, and the prior liens to which the security for the Bonds are junior; capitalized terms used in this Bond of Fifth Series have the respective meanings set forth in the Indenture. As provided in the Indenture, the Bonds may be various principal sums, are issuable in series, may mature at different times, may bear

interest at different rates and may otherwise vary as therein provided; and this Bond of Fifth Series is the only one of the series entitled "Mortgage Bond, Series 1992," created by a Fifth Supplemental Indenture dated as of September 1, 1992, as provided for in the Indenture. With the consent of the holders of more than 50% in aggregate principal amount of the Outstanding Bonds, the Company and the Trustee may from time to time and at any time, enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any provision of the Indenture or of any Supplemental Indenture or of modifying in any manner the rights of the holders of the Bonds and any coupons; provided, however, that (i) no such Supplemental Indenture shall, without the consent of the holder of each Outstanding Bond affected thereby (A) extend the fixed maturity of any Bonds, change any terms of any sinking fund or analogous fund or conversion rights with respect to any Bonds, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or, subject to certain exceptions, limit the right of a holder of Bonds to institute suit for the enforcement of payment of principal of or any premium or interest on such Bonds in accordance with the terms of said Bonds, or (B) reduce the aforesaid percentage of Bonds, the holders of which are required to consent to any such Supplemental Indenture, or (C) permit the creation by the Company of any Prior Lien, and (ii) no such action which would affect the rights of the holders of Bonds of only one series may be taken unless approved by the holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such series affected, but if any such action would affect the Bonds of two or more series, the approval of such action on behalf of the holders of Bonds of such two or more series may be effected by holders of more than 60% in aggregate principal amount of the Outstanding Bonds of such two or more series, which need not include 60% in principal amount of Outstanding Bonds of each of such series; provided, however, that, in no event shall such action be effective unless approved by holders of more than 50% in aggregate principal amount of all the then Outstanding Bonds of all such series.

In the event that this Bond of Fifth Series shall not be presented for payment when all Revenue Bonds issued are no longer outstanding under the Revenue Bond Indenture, then all liability of the Company to the Registered Holder of this Bond of Fifth Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and the right of such Registered Holder of this Bond of Fifth Series for the payment of the principal hereof and any premium or interest hereon shall forthwith cease, determine and be completely discharged and such Registered Holder shall no longer be entitled to any lien or benefit of the Indenture.

In case an event of Default shall occur, the principal of this Bond of Fifth Series may become or be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

This Bond of Fifth Series is transferable by the Registered Holder hereof in person or by attorney duly authorized in writing, only to a successor to the Revenue Bond Trustee under the Revenue Bond Indenture, at the principal office of the Trustee in Kansas City, Missouri, (or at the principal office of any successor in trust), upon surrender and cancellation of this Bond of Fifth Series, and upon any such transfer a new registered Bond of Fifth Series without

coupons of the same series for the same principal amount will be issued to the transferee in exchange herefor.

The Company and the Trustee may deem and treat the person in whose name this Bond of Fifth Series is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or any premium or interest on this Bond of Fifth Series, or for any claim based hereon or otherwise in respect hereof or of the Indenture or any Supplemental Indenture, against any incorporator, stockholder, director or officer, past, present or future, of the Company or of any predecessor corporation, as such, either directly or through the Company or of any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, directors and officers being waived and released by every owner hereof by the acceptance of this Bond of Fifth Series and as part of the consideration for the issue hereof, and being likewise waived and released by the terms of the Indenture.

This Bond of Fifth Series shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been executed by the Trustee or its successor in trust under said Indenture.

IN WITNESS WHEREOF, KANSAS CITY POWER & LIGHT COMPANY has caused this Bond of Fifth Series to be executed in its name by the manual or facsimile signature of its Chairman of the Board or its President or one of its Vice Presidents, and its corporate seal to be impressed or imprinted hereon and attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.

KANSAS CITY POWER & LIGHT COMPANY,

Dated:

By____________________________
Authorized Signature

____

Attest:

____
Secretary or Assistant Secretary

The form of Trustee's certificate to appear on the Bond of Fifth Series shall be substantially as follows:

(FORM OF TRUSTEE'S CERTIFICATE)

This Bond of Fifth Series is the Bond of the series designated therein, described in the within-mentioned Indenture and Fifth Supplemental Indenture.

UNITED MISSOURI BANK, N.A.,
as Trustee,

By____________________________
Authorized Signature

ARTICLE II.
ISSUE OF BOND OF FIFTH SERIES.

SECTION 1. The Bond of Fifth Series may be executed, authenticated and delivered as permitted by the provisions of Article III, IV, V or VI of the Indenture.

ARTICLE III.

THE TRUSTEE.

SECTION 1. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

ARTICLE IV.

MISCELLANEOUS PROVISIONS.

SECTION 1. Except insofar as herein otherwise expressly provided, all the provisions, definitions, terms and conditions of the Indenture, as amended, shall be deemed to be incorporated in, and made a part of, this Supplemental Indenture; and the Indenture as supplemented and amended by this Supplemental Indenture is in all respects ratified and confirmed; and the Indenture, as amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 2. Nothing in this Supplemental Indenture is intended, or shall be construed to give to any person or corporation, other than the parties hereto and the holders of Bond of Fifth Series issued and to be issued under and secured by the Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions of this Supplemental Indenture being intended to be, and being, for the sole and exclusive benefit of the parties hereto and of the holders of Bond of Fifth Series issued and to be issued under the Indenture and secured thereby.

SECTION 3. All covenants, stipulations and agreements in this Supplemental Indenture contained by or on behalf of the Company shall bind and (subject to the provisions of the Indenture, as amended) inure to the benefit of its successors and assigns, whether so expressed or not.

SECTION 4. The headings of the several Articles of this Supplemental Indenture are inserted for convenience of reference, and shall not be deemed to be any part hereof.

SECTION 5. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, KANSAS CITY POWER & LIGHT COMPANY has caused this Supplemental Indenture to be executed by its Chairman of the Board or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by its Secretary or one of its Assistant Secretaries, and UNITED MISSOURI BANK, N.A., as Trustee as aforesaid, has caused the same to be executed by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed, duly attested by one of its Assistant Secretaries, as of the day and year first above written.

KANSAS CITY POWER & LIGHT COMPANY,

By /s/B. J. Beaudoin
(B. J. Beaudoin)

ATTEST:

/s/Jeanie Sell Latz
(Jeanie Sell Latz)

UNITED MISSOURI BANK, N.A.,

By /s/Frank C. Bramwell
(Frank C. Bramwell)

ATTEST:

/s/R. William Bloemker
(R. William Bloemker)

STATE OF MISSOURI)
) ss
COUNTY OF JACKSON)

On this 9th day of September, 1992, before me, a Notary Public in and for said County in the State aforesaid, personally appeared B. J. Beaudoin, to me personally known, who, being by me duly sworn, did say that he is Senior Vice President-Finance and Chief Financial Officer of KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation, one of the corporations described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said B. J. Beaudoin acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said corporation by it voluntary executed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/Janée C. Rosenthal
Janée C. Rosenthal
Notary Public, Clay
County, Missouri

(SEAL)

My commission expires
February 25, 1995

STATE OF MISSOURI)
) ss
COUNTY OF JACKSON)

On this 9th day of September, 1992, before me, a Notary Public in and for said County in the State aforesaid, personally appeared Frank C. Bramwell, to me personally known, who, being by me duly sworn, did say that he is a Vice President of UNITED MISSOURI BANK, N.A., a national banking association organized and existing under the laws of the United States of America, one of the corporations described in and which executed the foregoing instrument, that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said Frank C. Bramwell acknowledged said instrument and the execution thereof to be the free and voluntary act and deed of said corporation by it voluntary executed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid the day and year first above written.

/s/Janée C. Rosenthal
Janée C. Rosenthal
Notary Public, Clay
County, Missouri

(SEAL)

My commission expires
February 25, 1995

Exhibit A

REAL ESTATE IN MISSOURI

All the following described real estate of the Company situated in the State of Missouri:

BATES COUNTY

(184) Railway Spur Track, Bates County, Missouri: The North twenty (20) feet of the South one half (S 1/2)of Fractional Section 18, Township 41, Range 33, and the North twenty (20) feet of the West one half (W 1/2)of South one half (S 1/2)of Section 17, Township 41, Range 33, all in Bates County, Missouri, lying South of, parallel with and adjoining the Southerly line of the following described tract of land:

A tract of land one hundred (100) feet in width, the center line of which is described as follows: Beginning on the West line of Lot Two (2) of the South Half (S 1/2)of Fractional Section Eighteen (18), Township Forty-one (41), Range Thirty-three (33), Bates County, Missouri, at a point which is seven hundred fifty-four (754) feet South of the North line of said Lot Two (2), thence South ninety degrees (90°) East a distance of one hundred seventy-five (175) feet to the point of tangency of a curve bearing to the right with a radius of fifty-seven hundred twenty-nine and sixty-five hundredths (5729.65) feet, a distance of six hundred seven and seventy-three hundredths (607.73) feet to the point of curve, thence Easterly to a point on the East line of said Lot Two (2), also known as the West line of Lot One (1) of said Half (1/2)Fractional Section, said point located eight hundred sixty-eight (868) feet South of the North line of said Lot Two (2). (The North lines of aforesaid Lots One (1) and Two (2) are hereby further identified as also being the East-West center line of aforesaid Fractional Section Eighteen (18). Thence continuing Easterly to a point on the East line of said Lot One (1) which is ten hundred seventeen and five tenths (1017.5) feet South of the North line of said Lot One (1), thence continuing Easterly to a point on the East line of the West one half (W 1/2) of the Southwest Quarter (SW 1/4) of Section 17, Township 41, Range 33, Bates County, Missouri, which is fourteen hundred seventy-one and six tenths (1471.6) feet North of the South line of said Section Seventeen (17).

Also the North twenty (20) feet of the West one half (W 1/2) of the South one half (S 1/2) of Section 17, Township 41, Range 33, Bates County, Missouri, lying South of , parallel with and adjoining the Southerly line of the following described tract of land:

A tract of land one hundred (100) feet in width, the center line of which is described as follows: Beginning on the East line of the Northeast Quarter (NE 1/4)of the Southwest Quarter (SW 1/4) of Section 17, Township 41, Range 33, Bates County, Missouri, at a point which is fifty and four tenths (50.4) feet North of the South line of said Quarter (1/41/4)Section, thence South eighty-nine degrees, six minutes, thirty-five and three tenths seconds West (89° 06' 35.3" W) a distance of two hundred eighty-five (285) feet to a point of curve bearing to the right with a radius of fifty-seven hundred twenty-nine and sixty-five hundredths (5729.65) feet, thence along said curve a distance of six hundred ninety-six and seventy-five hundredths (696.75) feet to the point of tangent, thence Westerly to a point on the West line of said Quarter Quarter (1/41/4) Section which is fourteen hundred seventy-one and six tenths (1471.6) feet North of the South line of aforesaid Section Seventeen (17).

REAL ESTATE IN KANSAS

All the following described real estate of the Company situated in the State of Kansas:

JOHNSON COUNTY, KANSAS

(185) Cedar Creek Substation (Additional of Tract C to Substation) 23950 W. 102nd Terr., Johnson County, Kansas: Beginning at the Southeast corner of the Southeast Quarter (SE 1/4) of the Southwest Quarter (SW 1/4) of Section 4, Township 13, Range 23, Johnson County, Kansas, thence North three degrees, twenty-nine minutes, thirty-five seconds West (N 03° 29' 35" W) along the East line of said Quarter Quarter (1/4 1/4) Section a distance of seventy-seven and thirty hundredths (77.30) feet to a point on the North right of way line of Kansas No. 10 Highway, as now established; thence North eighty-six degrees, thirty-two minutes, forty-four seconds West (N 86° 32' 44" W), along said North right of way line a distance of four hundred two and ninety-six hundredths (402.96) feet to a point on the West line of the East four hundred (400) feet of said Quarter Quarter (1/41/4)Section, said point being the true point of beginning, thence continuing north eighty-six degrees, thirty-two minutes, forty-four seconds West (N 86° 32' 44" W) a distance of one hundred two and forty-four hundredths (102.44) feet, thence North eighty degrees, fifty-three minutes, fourteen seconds West (N 80° 53' 14" W) a distance of fifty (50) feet, thence North three degrees, twenty-nine minutes, thirty-five seconds West (N 03 29' 35" W) a distance of six hundred thirty-seven (637) feet, thence North eighty-seven degrees, thirty-three minutes, five seconds East (N 87° 33' 05" E) to a point on the West line of the East four hundred (400) feet of said Quarter Quarter (1/4 1/4) Section, thence South along the West line of the East four hundred (400) feet of said Quarter (1/4 1/4) Section to the true point of beginning; except any parts in streets or roads.